                                                                    EXHIBIT 99.4



                                PARK TOWNE PLACE
                                   APARTMENTS


                         2200 BENJAMIN FRANKLIN PARKWAY
                        PHILADELPHIA, PENNSYLVANIA 60559
                                 (215) 568-6926
                               FAX (215) 496-0694


                              PHYSICAL INSPECTION

                                PARK TOWNE PLACE
                                   APARTMENTS

                               PROPERTY WAS BUILT:
                                     1958-59

                           DATE OF MAJOR RENOVATIONS:


                              NUMBER OF UNITS: 980
                   NUMBER OF BUILDINGS: 4 APARTMENT BUILDINGS

ROOFS

The roofs on all four towers are flat. There is one roof section on each tower. All of the roofs are EPDM with ballast over concrete decking. Maintenance reports that in June of 1997 all four buildings were patched and that the contractor estimated that these repairs would last four years. Currently the roofs leak approximately one time per year per building. The Maintenance Supervisor believes that the current roof is over 20 years old, our inspection corroborates this opinion. Management has bids on file for the entire replacement of all four roofs at a cost $800K, which we are including in the attached I.C.E. budget.

The attached I.C.E. budget provides for the replacement of all roofs.

GUTTERS AND DOWNSPOUTS

This property is equipped with rooftop surface drains that run through the building to storm drains below. Maintenance reports that all drains are working properly at this time.

There are no repairs required at this time.

HVAC

The property has one 450 ton cooling tower on each building. Of these four units, two are operational and have been re-plumbed to cool two buildings each. The remaining cooling towers are being parted out to keep the two newer units operating. Although maintenance reports that this system is currently working, it is not correct and these units should be replaced as they have exceeded their life expectancy. All of the inside chiller systems are covered under a service agreement with Carrier at a cost of $4K per month. For 10 more years Carrier will repair or replace any of the interior chiller parts and freon. The individual apartments have twin pipe style radiators, which are all original and require service at the least or preferably replacement at this time. The heating on the property is provided by two gas fired boilers, which circulate hot water through the individual radiators. The circulating pumps for this system are original, 39 years old and in need of replacement. The boilers require servicing. Maintenance reports that the expansion valves are failing with increased frequency and that they are currently scheduled to replace 24 of the valves in this calendar year... (there are 3000 on the property)... we are providing for their replacement in the attached I.C.E. budget.

Overall the HVAC systems on this property have exceeded their life expectancy. They are currently 39 years old. We have provided a budget that will allow for the total replacement of the above mentioned systems and the rebuilding of the two newer cooling towers. As you can see this total cost comes to a little over $2000 per unit. Before the existing system is replaced with an updated version of the same system we would recommend evaluating a transition to individual thru the wall systems similar to the hotel style units found in many high-rises in the area. The costs for this conversion should be the same or lower and the benefit would be in no longer having to shut down an entire building for repairs. It should be noted that the attached I.C.E. budget does not replace any of the HVAC water distribution piping which is now 39 years old and will further deteriorate as time goes by.

The attached I.C.E budget provides cooling tower replacement, cooling tower rebuilding, recirculating pump replacement, servicing of the boilers, replacement of the individual blower units in each unit.

PLUMBING

Main, exterior, cold water lines are cast iron. Main hot and cold water lines are buried and not insulated. There are individual building cut offs and all of those inspected were gate valves. There are not any cut offs to the vertical plumbing supply stacks but there are individual water cut offs in each unit to control the toilet, sinks, and tub. The domestic water supply in each unit is obtained by copper pipe. The DWV system is Cast Iron pipe. There is a 4" stack in the kitchens and a 6" stack for the bathrooms. Maintenance reports frequent problems with the kitchens since the installation of the disposals. Regular service of all drain lines should be included in any future maintenance schedule. There is one hose bib at each building and all of those observed were frostproof. Each apartment is equipped with a 1/3 hp Whirlaway garbage disposal. There are less than 12 washers & dryers on the property. Management reports that the domestic water recirculating pump is scheduled for replacement in 1999, we are including this cost at this time.

The attached I.C.E. budget provides for the service of all drain lines, replacement of the recirculating pump, and minor repairs to all plumbing systems at this time.

HOT WATER

Hot water on this property is obtained through tow gas fired Cleaver Brooks boilers which are 23 years old. Both boilers were re-tubed in 1995. The property has two 20K gallon underground oil storage tanks. These boilers provide the steam for both domestic hot water and steam for the radiators. The cost of replacing failing expansion valves has been covered in the HVAC section above, as has the servicing of both boilers. There are water softeners for the boiler feed.

The attached I.C.E. budget costs are covered in the HVAC section of this report.

ELECTRICAL

All electricity on this property is provided by and paid for by the property. The electricity enters the building at 13,200 volts. There are two feeds that come from two separate power grids. The electrical wiring between the transformer and the meter base is copper. The electrical wiring between the meter base and the interior panel is copper. Interior wiring in apartments is copper for 110 volt and 220 volt circuits. We observed electrical equipment manufactured by Precision Transformer at the meter and Pushmatic 100 Amp panels in the individual units. There are electric disconnects at the interior panels of each step down transformer. Maintenance reports that there are Ground Fault outlets in 50% of all kitchens and bathrooms at this time. The current program is to install them upon turnover of the units. We are completing this program at this time. Interrupt circuits anywhere on the property, we are providing for their addition at this time. Maintenance reports that the East elevator transformer needs replacement at this time. Previously, there was a program to service all transformers on an annual basis, which we are resuming with this budget. There are 4 transformers on this property, which are mounted on concrete pads and appear to be in good condition, with no leaks visible.

The attached I.C.E budget provides for the GFI installation and minor repairs only at this time.

SIDING

This property is constructed of standard commercial grade construction. The exterior skin is brick veneer over concrete block. Management reports that the most severe brick damage has been repaired this year. Estimates are on file for a complete exterior brick cleaning, tuckpointing, acid washing, and polymer seal. This combined with the window replacement addressed below should solve the chronic water infiltration problems that have plagued this property. No one on the property could say when the property was last painted. There are very few painted exterior surfaces.

The attached I.C.E. budget provides for the cleaning, tuckpointing, acid washing, and polymer sealing of the brick veneer at this time.

STAIRWELLS

There are no exposed exterior stairs on this property. The interior fire stairwells are C-channel steel stringers with poured in pan concrete treads. Overall, the stairwells are in good condition. Management reports that stairwell lighting was just upgraded in the summer of '98. We are providing for the painting of all stairwells at this time.

The attached I.C.E budget provides for painting at this time.

BALCONIES

There are 128 balconies on this property. They are poured in place cantilevered structural concrete and are in fair to poor condition. Weather, age, and water penetration have caused various degrees of deterioration of the balconies. Maintenance reports that previous repairs have cost as little as $400 and as high as $2100 for a complete tear off and replacement. Due to liability concerns we recommend having a licensed engineer review all balconies to provide an impartial scope of work to insure proper repair. Balcony railings are aluminum and in overall good condition. There were several instances reported where rails have come loose from the brick veneer and should be reattached at this time. There are a few first floor units with concrete patios. These patios have cracked, shifted, and pose a trip hazard and are being included in the attached I.C.E. budget.

The attached I.C.E. budget includes repairing or replacing balconies, resetting balcony railings, and replacing first floor patios at this time.

FOUNDATIONS

All of the foundations for the buildings on this property are basement style consisting of poured in place concrete perimeter walls atop a grid style monolithic concrete slab with integral grade beams. At the time of our inspection the foundations appeared to be sound with no visible or blatant evidence of foundation movement. The sub-floors on all upper floors are concrete and no problems were reported at the time of inspection.

The attached I.C.E. budget does not require any allowance for Foundations at this time.

CONCRETE SIDEWALKS

The sidewalks on this property are in poor condition. Management reports that $20K was spent in 1998 and that corrected 20% of the areas that need correction. There were several areas of sidewalks where the sections have shifted slightly and can be ground down. Damaged areas of the sidewalks, which are beyond being ground down, should be removed and replaced to address these problems. Management informs us that there is a current bid on file for the repair and replacement of the above mentioned sidewalks and we are using their bid at this time.

The attached I.C.E. budget allows for grind down conditions, replacement, and handrails at this time.

DRIVES AND PARKING LOTS

The drives and parking lots on this property are asphalt and in fair condition. There is extensive damage found to both asphalt and curbs and gutters damaged by snowplows. The property has 195 surface parking spaces. The property also has an underground garage that contains 465 parking spaces. There is a playground area that Management reports could be removed for lack of use and converted to much needed additional parking. In May '98 ADF Engineering Co. Inc. was hired to review many conditions of concern in the underground garage. There has been extensive water infiltration over the years from the courtyard above and it has caused failure of the concrete floors. Management reports that $120K was spent in 1998 and that only corrected 10 - 15% of the affected areas. We are providing for the entire correction of these problems at this time. It will be necessary to seal and stripe these lots after the asphalt repairs this year to insure the integrity of the repairs. This cost is covered under PARKING below. Drainage appears to be good off of the lots with no visible signs of standing water.

The attached I.C.E. budget provides for asphalt repairs, curbs, gutters, and underground parking garage repairs at this time.

WINDOWS

The windows on this property are single glazed, horizontal sliding, aluminum mill finished windows. The windows are in poor condition. There were noted leaks caused by faulty frames and seals between frames and brick veneer. The single glazed windows frost over in the winter and cause condensation problems on the insides damaging the plaster walls beneath. Management has bids on file for complete replacement with thermal glazed, thermal break framed windows and patio doors. Since the property provides the utilities this capital improvement will have benefits on all levels.

The attached I.C.E. budget provides for the replacement of windows and patio doors at this time.

EXTERIOR LIGHTING

The exterior lighting on this property is comprised of several fixture types and styles. The apartment entrances are lit by fluorescent drum lights in the hallway ceiling and appears to require additional lighting at this time. The back patios do not have light fixtures. The stairwell lighting has been converted from incandescent to fluorescent fixtures for savings on the cost of both electricity and maintenance. All buildings have HPS wallpacks throughout the property. The interior grounds are lit by HPS floodlights and these do not appear adequate. There are several areas between and behind buildings that the lighting appears to be insufficient. Surface parking lots are lit by HPS streetlights and Management reports that these are adequate. Underground parking lots are lit by HPS floodlights and we are supplementing these at this time. A lighting survey is recommended in the interest of safety and avoiding liability problems.

The attached I.C.E. budget allows for the additional lighting in common area hallways, behind and between buildings and additional lighting in the underground parking areas.

LANDSCAPING and IRRIGATION

The landscaping on this property is in good condition, and well planned, overall. The property has a sprinkler system that covers 50% of the necessary areas. Management has bids on file to complete the necessary sprinkler systems at this time. The trees on the property are overgrown and require pruning. Following the installation of the sprinkler systems an overall upgrading of the landscaping will improve the drive-up appeal of the property.

The attached I.C.E. budget provides for sprinkler installation, tree work, landscape upgrades, and improved signage at this time.

DRAINAGE

On the date of our inspection there was no standing water on the property. However, there was evidence of continued water infiltration in the underground parking garage from the courtyard above. Pending an Engineer's report we believe it will be necessary to excavate this area and waterproof the garage to prevent further deterioration of the Parking Garage below. We are providing a budget amount at this time, which will need to be updated pending the Engineer's Report.

The attached I.C.E. budget provides for drainage corrections to the courtyard / parking garage.

TERMITES

On the day of our inspection there was no evidence of termite activity noted. The property has a pest control contract with Pest Technicians in place at this time.

FENCING

This community has limited access doors and underground parking. The surface parking is not fenced. There are wrought iron fences on two of the four sides of the property. Management reports that totally enclosing the complex would improve security and rental rates. They have bids on file and we are adding this cost to the attached I.C.E. budget at this time.

The attached I.C.E. budget provides for the completion of the perimeter fencing and limited access gates at this time.

PARKING

There are a total of 660 parking spaces on this property. Eight of these spaces are permanently reserved for the handicapped. While the underground parking areas are secured access the surface spaces are not. Management has bids on file and these costs are addressed in the FENCE section of this report. Parking lots will need to be sealed and striped to preserve the integrity of the above mentioned repairs.

The attached I.C.E. budget includes sealing and striping of the entire parking area at this time.

LIFE SUPPORT SYSTEMS

Every apartment is equipped with one hardwired smoke detector located in the service hall. The smoke detectors are not monitored. In all common area hallways there are hardwired smoke and heat detectors, which are monitored by Atlantic Security Co. Additionally, there are fire alarm pull stations located in the lobbies of each building. No exterior fire alarms were noted on the property. The first floors and basements of each building are covered with a sprinkler system, as is the underground parking garage. There are no individual fire extinguishers in any of the apartment units. There are additional extinguishers at the office, and maintenance shops. There are 10# ABC fire extinguishers located in all common area hallways of the buildings themselves. After review of the various building layouts and traffic patterns it is recommended that (976) 2# fire extinguishers be installed in the individual units. There are 3 fire hydrants adjacent to the property and two stand pipe fire connectors at each building.

The attached I.C.E. budget provides for the installation of 2# fire extinguishers at this time.

                                   AMENITIES

SWIMMING POOL

There is a swimming pool on this property located to the East of the South building. This pool consists of a plaster surface over gunite base, tile, concrete precast coping, and a concrete pool deck. The pool was sandblasted and painted in 1997. The tile and coping are in need of repair at this time. The pool equipment should be serviced at the beginning of the '99 season.

The attached I.C.E. budget provides for tile, coping, and equipment service.

HOT TUB

There is no hot tub on this property.

TENNIS COURT

There is no tennis court on this property.

LAUNDRY ROOM

There are 78 laundry rooms on this property. There are a total of 96 washers and 86 gas fired dryers. The vendor is Calico. The equipment is in good condition. The rooms are in average condition and in need of paint and vinyl at this time.

WEIGHT ROOM

There is a weight room on this property which is in need of updating in both equipment and room remodeling.

SAND VOLLEYBALL COURT

There is no sand volleyball court on this property.

ELEVATORS

There are two passenger and one freight elevator in each building. The property is under contract with Montgomery Elevator Co. to upgrade all cars and controllers over the next six months. The total cost of this contract is $1.1 Million. To date less than $200K has been paid out. We are including $1 Million for remaining expenditures, which include various changes to the contract since its inception.

This report is the opinion of the author. It is based principally on observations of the exterior of the building(s). No physical testing has been done. Concealed defects, if any, have not been analyzed. The author is not making any statement on the structural worthiness or integrity of the building(s), rather, the author is merely expressing a general opinion on the type of repairs that may be needed based on generalized observations. No warranty, guarantee, or certification is given by this report. The attached photographs or pictures are representations of the property and should be independently evaluated by the recipient.

                          PARK TOWNE PLACE APARTMENTS

        2200 BENJAMIN FRANKLIN PARKWAY, PHILADELPHIA, PENNSYLVANIA 19130

                                EXTERIOR BUDGET:

ROOFING                     Replace four towers completely.                                $  800,000.00

GUTTERS & DOWNSPOUTS        Minor repairs.                                                 $   10,000.00

HVAC                        Service boilers, replace pumps, replace cooling towers,
                            service cooling towers, individual units, expansion valves.    $1,990,000.00


PLUMBING                    Service drain lines, replace recirculating pump, minor
                            system repairs.                                                $   98,200.00


HOT WATER                   Service boilers, expansion valves. (See HVAC for costs)        $        0.00

ELECTRICAL                  GFI installation, minor repairs, elevator transformer,
                            service transformers.                                          $  143,240.00

SIDING/TRIM/FACIA/SOFFITS   Brick cleaning, pointing, acid wash, and polymer seal.         $  800,000.00

EXTERIOR PAINT              Painted surfaces.                                              $   48,800.00

STAIRWELLS                  Paint stairwells.                                              $   13,600.00

BALCONIES                   Repair or replace balconies, repair railings, 1st
                            floor patios                                                   $  170,400.00

FOUNDATIONS                 None.                                                          $        0.00

SIDEWALKS                   Grind down, replace, stair repairs.                            $  100,000.00

DRIVES & PARKING LOT        Parking garage corrections, asphalt repairs.                   $1,050,000.00

WINDOWS                     Window replacement. Patio door replacement.                    $2,640,000.00

EXTERIOR LIGHTING           Common area hallways, upgrade grounds, upgrade parking
                            areas.                                                         $   49,450.00

LANDSCAPE & IRRIGATION      Sprinkler installation, tree work, landscaping upgrades,
                            signage upgrades.                                              $   85,000.00

DRAINAGE                    Courtyard / Garage drainage corrections.                       $   50,000.00

TERMITES                    No recent activity - annual contract                           $        0.00

PARKING                     Seal & stripe                                                  $   15,444.00

LIFE SUPPORT SYSTEMS        2# fire extinguishers.                                         $   73,200.00

POOL                        Coping, tile, equipment service.                               $    8,500.00

WEIGHT ROOM                 Remodel/Equipment                                              $   50,000.00

FENCE                       Limited access fencing and gates.                              $  125,000.00

LAUNDRY ROOM                Paint & Floors.                                                $   39,000.00

ELEVATORS                   Upgrade cars & controllers.                                    $1,000,000.00
--------------------------------------------------------------------------------------------------------
Total Budget:                                                                              $9,359,834.00
                                                                                           =============

                          PARK TOWNE PLACE APARTMENTS

        2200 BENJAMIN FRANKLIN PARKWAY PHILADELPHIA, PENNSYLVANIA 19130

                                   INVENTORY

           1)         OFFICE
           2)  1 ea   Xerox machine (Lease-purchase)
           3)  2 ea   Fax machines
           4)  1 ea   Merlin telephone system w/ 15 phones
           5)  1 ea   Lobby furniture is on a lease purchase with AFR
           6)  1 ea   Office furniture is on a no-charge lease with AFR
           7) 10 ea   4-drawer lateral metal file cabinets
           8)  2 ea   2-drawer lateral metal file cabinets
           9)  2 ea   2-drawer metal file cabinets
          10)  1 ea   Compaq Prolinea 4100 computer with HP laserjet 5 printer
          11)  1 ea   Compaq Prolinea 4-33S computer with HP laserjet 5 printer
          12)  1 ea   Opal systems computer with HP laserjet 4L printer
          13)  1 ea   Max-Tech computer with HP laserjet 5 printer
          14)  2 ea   Luggage racks
          15)  2 ea   Elevator cameras with VCR
          16)
          17)         MAINTENANCE EQUIPMENT
          18)  1 ea   8 pack battery charger
          19)  1 ea   Kent wet vac
          20)  1 ea   Kent Burnisher
          21)  2 ea   Kent carpet scrubber
          22)  4 ea   Kent vacuums
          23)  1 ea   Drain snake
          24)  1 set  Kent buffer
          25)  1 ea   Billy Goat vacuum
          26)  6 ea   Flat bed trucks
          27)  1 ea   Time clock
          28)  1 ea   Tenant sweeper
          29)  2 ea   Hand trucks
          30)  1 ea   Router
          31)  2 ea   Nailers
          32)  1 ea   Hammer drill
          33)  1 ea   Saw zall
          34)  2 ea   Snow blowers
          35)  3 ea   Salt spreaders
          36)  1 ea   Gas water pump
          37)  1 ea   Key cutting machine
          38) 15 ea   Motorola 2-way radios

                                                                       Inventory
                                                                          Page 1

          39)
          40)         FITNESS CENTER
          41)  2 ea   Air cycles
          42)  2 ea   Stair masters
          43)  2 ea   Treadmills
          44)  2 ea   Universal weight machines
          45)  4 ea   Exercise pads
          46)  2 ea   Exercycles


                                                                       Inventory
                                                                           Page2

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130






                                   [PICTURE]




Photo No.:     1)   View of Skyline from property rooftop.








                                   [PICTURE]




Photo No.:     2)   View of Museum district from property rooftop.






                                                                          Photos
                                                                          Page 1

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130






                                   [PICTURE]




Photo No.:     3)   View of River from property rooftop.








                                   [PICTURE]




Photo No.:     4)   Rear elevation of North Tower.






                                                                          Photos
                                                                          Page 2

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130






                                   [PICTURE]




Photo No.:     5)   Elevation of West Tower.








                                   [PICTURE]




Photo No.:     6)   West elevation of South Tower.






                                                                          Photos
                                                                          Page 3

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130






                                   [PICTURE]




Photo No.:     7)   Rear loading dock for South Tower.








                                   [PICTURE]




Photo No.:     8)   Elevation of East Tower.






                                                                          Photos
                                                                          Page 4

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130






                                   [PICTURE]




Photo No.:     9)   Typical entrance.








                                   [PICTURE]




Photo No.:    10)   Controlled access doorways at all buildings.






                                                                          Photos
                                                                          Page 5

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130






                                   [PICTURE]




Photo No.:    11)   Security desk at all buildings.








                                   [PICTURE]




Photo No.:    12)   Leasing Office.






                                                                          Photos
                                                                          Page 6

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130






                                   [PICTURE]




Photo No.:    13)   Interior view of Leasing Office.








                                   [PICTURE]




Photo No.:    14)   View of Model.






                                                                          Photos
                                                                          Page 7

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130






                                   [PICTURE]




Photo No.:    15)   view of Model.








                                   [PICTURE]




Photo No.:    16)   View of Model.






                                                                          Photos
                                                                          Page 8

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130






                                   [PICTURE]




Photo No.:    17)   View of Model.








                                   [PICTURE]




Photo No.:    18)   Roof of East Tower.






                                                                          Photos
                                                                          Page 9

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130






                                   [PICTURE]




Photo No.:    19)   Roof of West Tower.








                                   [PICTURE]




Photo No.:    20)   View of Cooling Tower.






                                                                         Photos
                                                                         Page 10

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130






                                   [PICTURE]




Photo No.:    21)   View of Cooling Tower.








                                   [PICTURE]




Photo No.:    22)   View of Condensing Unit for South Tower Retail Spaces.






                                                                         Photos
                                                                         Page 11

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130






                                   [PICTURE]




Photo No.:    23)   Typical inside radiator style HVAC unit.




                                   [PICTURE]





Photo No.:    24)   Interior Pushmatic panel.




                                                                        Photos

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130






                                   [PICTURE]




Photo No.:    25)   GFI's were present in 50% of the units.








                                   [PICTURE]




Photo No.:    26)   Typical conditions found around windows Failing caulk.






                                                                         Photos
                                                                         Page 13

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130






                                   [PICTURE]




Photo No.:    27)   Typical balconies.








                                   [PICTURE]




Photo No.:    28)   Typical sidewalk damage found.






                                                                         Photos
                                                                         Page 14

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130


                                   [PICTURE]


Photo No.:   29) Surface parking.



                                   [PICTURE]


Photo No.:   30) Surface parking.


                                                                          Photos

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130


                                   [PICTURE]


Photo No.:   31) View of corrected underground parking area.



                                   [PICTURE]


Photo No.:   32) View of typical damage found in underground parking area.


                                                                          Photos

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130


                                   [PICTURE]


Photo No.:   33) View of underground parking area. Note areas needing improved lighting.



                                   [PICTURE]


Photo No.:   34) View of underground parking area. Note repaired concrete.


                                                                          Photos

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130


                                   [PICTURE]


Photo No.:   35) View of surface parking lot above expansion joint in
                 underground garage.



                                   [PICTURE]


Photo No.:   36) Typical facade. Note brick in need of tuckpointing, acid wash, and seal.


                                                                          Photos

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130


                                   [PICTURE]


Photo No.:   37) Typical interior damage found from leaking windows.



                                   [PICTURE]


Photo No.:   38) Fire stairwell lighting.


                                                                          Photos

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130




                                   [PICTURE]




Photo No.: 39) Typical hallway Note lighting, fire alarm, smoke detector, and pull station.




                                   [PICTURE]





Photo No.: 40) Typical parking lot lighting HPS pole lights.

                                                                          Photos

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130




                                   [PICTURE}



Photo No.: 41) Common areas have 10# ABC fire extinguishers in the hallways.





                                   [PICTURE]




Photo No.: 42) Hardwired smoke detectors are found in each unit.

                                                                          Photos

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130




                                   [PICTURE]




Photo No.: 43) View of Swimming Pool adjacent to South Tower.





                                   {PICTURE]




Photo No.: 44) Pool equipment

                                                                          Photos

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130


                                   [PICTURE]


Photo No.:   45) Typical Laundry Room.



                                   [PICTURE]


Photo No.:   46) Weight room.


                                                                          Photos

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130


                                   [PICTURE]


Photo No.:   47) Current Elevator equipment. Being replaced over the next 9 months.



                                   [PICTURE]


Photo No.:   48) Current Elevator equipment. Being replaced over the next 9 months.


                                                                          Photos

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130


                                   [PICTURE]


Photo No.:   49) Antenna equipment.



                                   [PICTURE]


Photo No.:   50) First Union Bank leases space.


                                                                          Photos

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130


                                   [PICTURE]


Photo No.:   51) Video rental booth in the lobby.



                                   [PICTURE]


Photo No.:   52) View of Restaurant in South Tower.


                                                                          Photos

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130




                                   [PICTURE]




Photo No.: 53) View of Restaurant in South Tower





                                   [PICTURE]





Photo No.: 54) View of Commisary in South Tower

                                                                          Photos

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130





                                   [PICTURE]




Photo No.: 55) View of Banquet facilities in South Tower.





                                   [PICTURE]





Photo No.: 56) View of Banquet facilities in South Tower.

                                                                          Photos

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130




                                   [PICTURE]



Photo No.: 57) Dry Cleaners lease space.





                                   [PICTURE]




Photo No.: 58) Food Market leases space.

                                                                          Photos

                          PARK TOWNE PLACE APARTMENTS
        2200 Benjamin Franklin Parkway Philadelphia, Pennsylvania 19130




                                   [PICTURE]



Photo No.: 59) Car Wash service in underground garage.





                                   [PICTURE]




Photo No.: 60) Typical mail center.

                                                                          Photos
                                                                         Page 30